QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.67

AMENDMENT 2003-I

BECKMAN COULTER, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

        WHEREAS, Beckman Coulter, Inc. (the "Company"), a Delaware corporation, maintains the Beckman Coulter, Inc. Executive Deferred Compensation Plan (the "Plan"); and

        WHEREAS, the Company now desires to amend the Plan to provide that any premium units credited under the Plan with respect to deferrals of compensation on and after the Company's 2004 annual meeting of stockholders (scheduled for April 1, 2004) be settled in cash as opposed to shares of Company stock in order to comply with the stockholder approval requirements of the New York Stock Exchange;

        WHEREAS, the Company has the right to amend the Plan;

        NOW, THEREFORE, Section 6.1(b) of the Plan is hereby amended to read as follows, effective immediately:

  "(b) Manner of Distribution. The amount to be paid to the Participant shall be the vested portion of the Participant's Accounts. The form of payment of any distribution required pursuant to this Plan (including, for this purpose, any distribution in respect of a withdrawal pursuant to Section 6.3) shall be determined as follows:

    (i)
    Amounts not denominated as Stock Units as of the date of distribution shall be paid in cash and valued as of the date the amount of the distribution is determined.

    (ii)
    If, as of the date of distribution, benefits continue to be denominated as Stock Units, then the benefit attributable to the Stock Units credited to a Participant's Accounts shall, subject to the next sentence, be distributed in shares of Common Stock. Premium Units (including Dividend Equivalent Stock Units) that are credited in respect of a Bonus and/or Sign-On Credit on or after April 1, 2004, as well as any fractional Stock Unit interest, shall be settled in cash. The settlement amount of any such Stock Unit to be settled in cash shall equal the Fair Market Value of a share of Common Stock determined as of the date used by the trustee of the Trust to determine the taxable income reportable with respect to such distribution."

        RESOLVED FURTHER, that clauses (i) and (ii) in Section 6.3(c) of the Plan are hereby deleted in their entirety, effective immediately.

        IN WITNESS WHEREOF, this Amendment 2003-I is hereby adopted this 17th day of December, 2003.

BECKMAN COULTER, INC.
By	/s/FIDENCIO M. MARES
Its	Vice President—Human Resources And Corporate Communications

QuickLinks

AMENDMENT 2003-I BECKMAN COULTER, INC. EXECUTIVE DEFERRED COMPENSATION PLAN